UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2010

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

HAWKER BEECHCRAFT NOTES COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	333-147828 333-147828-08	71-1018770 20-8650498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10511 East Central, Wichita, KS		67206
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (316) 676-7111

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 22, 2010, Hawker Beechcraft Acquisition Company, LLC (the “Company”), announced it would implement a cost reduction and productivity program. The program consists of two parts.

The first part consists of the immediate termination of approximately 8% of its salaried employees. The Company expects the pre-tax severance and related costs associated with the termination of these salaried employees to be approximately $3 million. The Company anticipates those costs to be incurred in the fourth quarter of 2010.

The second part of the program involves reducing the Company’s factory and shop work forces by approximately 800 employees over a period of time. The second part of the program is expected to be completed by August 2011 and will result in the closure of several of the Company’s facilities in Wichita, Kansas and the outsourcing of certain operations. The program is expected to result in the transfer of the work performed at the facilities being closed to third party suppliers or the Company’s manufacturing operations in Mexico. The costs related to the reduction in the Company’s factory and shop work force and other associated costs cannot yet be estimated.

The decision to implement the program was based on continuing challenging economic conditions affecting the Business and General Aviation division of the Company and the desire to provide resources for long term investment for the Company’s future.

The Company will provide additional estimates, or ranges of estimates, concerning the costs and charges expected to be incurred in connection with the remainder of the program as additional information becomes available.

Forward-Looking Statements Disclaimer

This report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

By Hawker Beechcraft, Inc., its Sole Member

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer HAWKER BEECHCRAFT NOTES COMPANY

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer

Dated: October 28, 2010